Exhibit 10.9

WARRANT GRANT AGREEMENT

This agreement (the “Agreement”) is entered into as of May 31, 2023, by and between Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”) and each of undersigned officers and directors (each, a “Recipient”) of Pegasus Digital Mobility Acquisition Corp (the “Company”).

WHEREAS, the Sponsor has purchased a certain number of warrants in connection with the initial public offering of the Company (the “Placement Warrants”), at a price of $1.00 per Placement Warrant, to purchase shares of the Company’s Class A ordinary shares (the “Warrant Shares,” and together with Placement Warrants, the “Securities”). The Sponsor will transfer to the Recipients, free of charge, the amount of such Placement Warrants as set forth in Schedule A as described in Section 1 of this Agreement, and the Recipients individually agree to accept such Placement Warrants and be bound by the terms of this Agreement and the amended and restated memorandum and articles of association of the Company (as amended and restated from time to time).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Placement Warrants.

The Sponsor has purchased the Placement Warrants at a price of $1.00 per Placement Warrant. Each whole warrant is exercisable for one Class A ordinary shares, par value $0.0001 per share (each, a “Share”) at an exercise price of $11.50 per Share, as set forth in the Company’s registration statement on Form S-1 (the “Registration Statement”) related to the Company’s initial public offering of the units (the “Public Offering”). The Sponsor hereby agrees to transfer to the Recipients, free of charge, in anticipation of the execution of a business combination agreement between, among others, the Company and Gebr. Schmid GmbH ("Schmid GmbH") the amount of such Placement Warrants as set forth next to such Recipient’s name in Schedule A.

Section 2. Recipient’s Obligations.

(i) The Recipient hereby agrees that the Securities are subject to certain restrictions and obligations, including certain lockup periods as set forth in that certain letter agreement by and between the Company and the Recipient, dated October 21, 2021.

(ii) In the event the Recipient’s status as an officer, respectively, director of the Company terminates for any reason prior to the date of consummation of the Company’s initial business combination as defined in the Registration Statement, 100% of such Recipient’s Placement Warrants shall be automatically deemed forfeited to the Company and cancelled, without consideration therefor, unless the remaining members of the Company’s board of directors determine otherwise.

Section 3. Representations.

The Recipient hereby acknowledges that an investment in the Placement Warrants involves certain significant risks. The Recipient has no need for liquidity in his or her investment in the Securities for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Recipient acknowledges and hereby agrees that the Securities will not be transferable under any circumstances unless the Recipient either registers the Securities in accordance with federal and state securities laws or finds and complies with an exemption under such laws and such transfer complies with all applicable lock-up restrictions that apply to the Securities. The Recipient further understands that any certificates evidencing the Securities may bear a legend referring to the foregoing transfer restrictions. The Securities are being acquired solely for the Recipient's own account, for investment purposes only, and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Recipient has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Recipient has been given the opportunity to (i) ask questions of and receive answers from the Company concerning the terms and conditions of the Securities, and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist the Recipient in evaluating the advisability of the receipt of the Securities. The Recipient is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Recipient is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Section 4. Tax Matters.

(a) UK Tax Matters. Each Recipient which is tax resident in the UK shall provide the Company with a copy of any joint election made pursuant to Section 431 of the UK Income Tax (Earnings and Pensions) Act 2003 (a “431 Election”), a form of which is attached hereto as Exhibit A. If a Recipient makes a timely 431 Election within 14 days of the date of Award, the Recipient shall immediately pay the Company the amount necessary to satisfy any withholding obligations. If the Recipient does not make a timely 431 Election, the Recipient shall, as securities shall vest or at the time withholding is otherwise required by any Applicable Law, pay the Company the amount necessary to satisfy any UK income tax and national insurance contribution withholding obligations, if applicable. Each Recipient hereby represents that he or she understands (a) the contents and requirements of the 431 Election, (b) the application of Section 431 to the receipt of the Placement Warrants by the Recipient pursuant to this Agreement, (c) the nature of the election to be made by the Recipient under Section 431, and (d) the effect and requirements of the 431 Election under laws of the United Kingdom. Each Recipient further represents that he or she intends to complete an election pursuant to Section 431 and submit it to the Company within fourteen (14) days following the date of this Agreement.

(b) U.S. Tax Matters. Each Recipient hereby represents that he or she understands (a) the contents and requirements of a timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an “83(b) Election”), (b) the application of Section 83(b) to the purchase of Placement Warrants by Recipient pursuant to this Agreement, (c) the nature of the election to be made by Recipient under Section 83(b) and (d) the effect and requirements of the 83(b) Election under relevant state and local tax laws. Recipient covenants to inform the Company of any change in Recipient’s state of residency. Each Recipient shall provide the Company with a copy of any timely 83(b) Election, a form of which is attached hereto as Exhibit B.

[Signature Pages Follow]

PEGASUS DIGITAL MOBILITY SPONSOR LLC By: Strategic Capital Fund Management, LLC, its Manager

By:	/s/ James Condon
Name:	James Condon
Title:	President

RECIPIENTS

By:	/s/ Sir Ralf Speth
Sir Ralf Speth

By:	/s/ F. Jeremey Mistry
F. Jeremey Mistry

By:	/s/ Stefan Berger
Dr. Stefan Berger

By:	/s/ Florian Wolf
Florian Wolf

By:	/s/ Jeffrey H. Foster
Jeffrey H. Foster

By:	/s/ Steven Norris
Steven Norris

By:	/s/ John Doherty
John Doherty

Acknowledged and Agreed:

Pegasus Digital Mobility Acquisition Corp.,

a Cayman Islands exempted company

By:	/s/ F. Jeremey Mistry
F. Jeremey Mistry, Chief Financial Officer and Secretary

Schedule A

Name	Title	Total Placement Warrants
Sir Ralf Speth	Chief Executive Officer and Chairman	710,000
F. Jeremey Mistry	Chief Financial Officer and Secretary	295,850
Stefan Berger	Chief Investment Officer	295,850
Florian Wolf	Director	118,325
Jeffrey H. Foster	Director	118,325
Steven Norris	Director	118,325
John Doherty	Director	118,325

EXHIBIT A

Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2

Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.	Between

the Employee	[insert name of employee]

whose National Insurance Number is	[insert NINO]

and

the Company (who is the Employee's employer)	[insert name of company]

of Company Registration Number	[insert CRN]

2.	Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities	[insert number]

Description of securities	[insert description]

Name of issuer of securities	[insert name of issuer]

* acquired by the Employee on	[insert date]

*	to be acquired by the Employee between [dd/mm/yyyy] and [dd/mm/yyyy]

*	to be acquired by the Employee after [dd/mm/yyyy] under the terms of [insert scheme/plan name]

(* delete as appropriate)

4.	Extent of Application

This election disapplies (* delete as appropriate):

*	S.431(1) ITEPA: All restrictions attaching to the securities, or

*	S431(2) ITEPA: The following specified restriction : [details of specified restriction]

5.	Declaration

This election will become irrevocable upon the later of its signing or the acquisition (* and each subsequent acquisition) of employment-related securities to which this election applies.

(* delete as appropriate)

In signing this joint election, we agree to be bound by its terms as stated above.

/ /
Signature (Employee)	Date

/ /
Signature (for and on behalf of the Company)	Date

Position in company

Note:     Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

EXHIBIT b

ELECTION UNDER SECTION 83(b) OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to the Internal Revenue Code, as amended, to include in gross income for 2023 the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below:

1.            The name, address, taxpayer identification number and taxable year of the undersigned are:

TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NO.:

TAXABLE YEAR: Calendar Year 2023

ADDRESS:

_________________________

_________________________

2.            The property which is the subject of this election is: [•] private placement warrants that entitle the undersigned taxpayer to purchase one Class A ordinary share of Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company (the “Company”), at a price of $11.50 per share (the “Warrants”).

3.            The Warrants were transferred to the undersigned on [•] 2023

4.            The Warrants are subject to the following restriction: Upon a termination of the undersigned’s employment with the Company prior to the exercise of the Warrants, the Warrants shall be deemed forfeited and cancelled.

5.            The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is: [$0.____] per Warrant x ____________ Warrant = $____________.

6.            The undersigned contributed [$0.___] per Warrant x ____________ Warrants for the Warrants transferred or a total of $____________.1 The undersigned has submitted a copy of this statement to the Company.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

1 For most founder stock issuances, the aggregate amount computed at Item 5 will be equal to the aggregate amount computed at Item 6. Consult the tax department for the details behind the application of Section 83 to stock subject to a risk of forfeiture and the effect of 83(b) elections.

The undersigned will file this election with the Internal Revenue Service office in which he or she files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned understands that this election will also be effective as an election under Connecticut law.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of the Internal Revenue Service.

DATED: __________________, 20__